                       Section 240.14a-101 Schedule 14A.
                    Information required in proxy statement.

                            Schedule 14A Information

            Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934
                               (Amendment No.   )

Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

            Cellular Technical Services Company, Inc.
--------------------------------------------------------------------------------
        (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

    1)       Title of each class of securities to which transaction applies:

    ----------------------------------------------------------------------------
    2)       Aggregate number of securities to which transaction applies:

    ----------------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    ----------------------------------------------------------------------------
    4)       Proposed maximum aggregate value of transaction:

    ----------------------------------------------------------------------------
    5)       Total fee paid:

    ----------------------------------------------------------------------------
[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)       Amount Previously Paid:

    ----------------------------------------------------------------------------
    2)       Form, Schedule or Registration Statement No.:

    ----------------------------------------------------------------------------
    3)       Filing Party:

    ----------------------------------------------------------------------------
    4)       Date Filed:

    ----------------------------------------------------------------------------

                    CELLULAR TECHNICAL SERVICES COMPANY, INC.
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           To Be Held On July 8, 1997

To the Stockholders of Cellular Technical Services Company, Inc.:

                  NOTICE IS HEREBY GIVEN that the 1997 Annual Meeting of Stockholders of Cellular Technical Services Company, Inc., a Delaware corporation (the "Company"), will be held at 10:00 a.m., local time, on Tuesday, July 8, 1997, at the Garden City Hotel, 45 Seventh Street, Garden City, New York 11530, for the following purposes:

                  1. To elect one (1) Class III director to the Company's Board of Directors to hold office until the Company's third Annual Meeting of Stockholders following his election or until his successor is duly elected and qualified;

                  2. To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

                  The Board of Directors has fixed the close of business on May 28, 1997 as the record date for determining those stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. A complete list of the stockholders entitled to vote will be available for inspection by any stockholder during the meeting; in addition, the list will be open for examination by any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting at the offices of Parker Chapin Flattau & Klimpl, LLP, 1211 Avenue of the Americas, 18th Floor, New York, New York 10036.

                  WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE PROMPTLY MARK, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED PRE-ADDRESSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                                          By Order of the Board of Directors

                                          Kyle R. Sugamele
                                          Vice President and Corporate Secretary

Seattle, Washington
June 6, 1997

THIS IS AN IMPORTANT MEETING AND ALL STOCKHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON. THOSE STOCKHOLDERS WHO ARE UNABLE TO ATTEND ARE RESPECTFULLY URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE. STOCKHOLDERS WHO EXECUTE A PROXY CARD MAY NEVERTHELESS ATTEND THE MEETING, REVOKE THEIR PROXY AND VOTE THEIR SHARES IN PERSON.

                       1997 ANNUAL MEETING OF STOCKHOLDERS

                                       OF

                    CELLULAR TECHNICAL SERVICES COMPANY, INC.

                           --------------------------

                                 PROXY STATEMENT

                           --------------------------


                  The Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Cellular Technical Services Company, Inc., a Delaware corporation (the "Company"), of proxies from the holders of the Company's Common Stock, par value $.001 per share (the "Common Stock"), for use at the Annual Meeting of Stockholders of the Company to be held on Tuesday, July 8, 1997, or at any adjournments or postponements thereof (the "Annual Meeting"), pursuant to the enclosed Notice of Annual Meeting.

                  The approximate date that this Proxy Statement and the enclosed proxy are first being sent to stockholders is June 6, 1997. Stockholders should review the information provided herein in conjunction with the Company's Annual Report to Stockholders for the year ended December 31, 1996 which accompanies this Proxy Statement. The Company's principal executive offices are located at 2401 Fourth Avenue, Suite 808, Seattle, Washington 98121, and its telephone number is (206) 443-6400.

                          INFORMATION CONCERNING PROXY

                  The enclosed proxy is solicited on behalf of the Company's Board of Directors. The giving of a proxy does not preclude the right to vote in person should you so desire. Stockholders have an unconditional right to revoke their proxy at any time prior to the exercise thereof, either in person at the Annual Meeting or by filing with the Company's Assistant Secretary at the Company's headquarters a written revocation or duly executed proxy bearing a later date; however, no such revocation will be effective until written notice of the revocation is received by the Company at or prior to the Annual Meeting.

                  The cost of preparing, assembling and mailing this Proxy Statement, the Notice of Annual Meeting of Stockholders and the enclosed proxy is to be borne by the Company. In addition to the use of mail, employees of the Company may solicit proxies personally and by telephone. The Company's employees will receive no compensation for soliciting proxies other than their regular salaries. The Company may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies. The Company may reimburse such persons for their expenses in so doing.

                             PURPOSES OF THE MEETING

                  At the Annual Meeting, the Company's stockholders will consider and vote upon the following matters:

                  (1) The election of one (1) Class III director to the Company's Board of Directors to serve until the Company's third Annual Meeting of Stockholders following his election or until his successor is duly elected and qualified;

                  (2) Such other business as may properly come before the Annual Meeting, including any adjournments or postponements thereof.

                  Unless contrary instructions are indicated on the enclosed proxy, all shares represented by valid proxies received pursuant to this solicitation (and which have not been revoked in accordance with the procedures set forth above) will be voted in favor of the election of the nominee for director named below. In the event a stockholder specifies a different choice by means of the enclosed proxy, his shares will be voted in accordance with the specification so made.

                 OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS

                  The Board of Directors has set the close of business on May 28, 1997 as the record date (the "Record Date") for determining stockholders of the Company entitled to notice of and to vote at the Annual Meeting. As of April 15, 1997, there were 22,644,068 shares of Common Stock issued and outstanding. Each share of Common Stock outstanding on the Record Date is entitled to one vote at the Annual Meeting on each matter submitted to stockholders for approval at the Annual Meeting.

                  The attendance, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum. Directors are elected by a plurality of votes of the shares of Common Stock represented in person or by proxy at the Annual Meeting. The affirmative vote of the majority of shares of Common Stock represented in person or by proxy at the Annual Meeting will be required for approval of any other matter that is being submitted to a vote of the stockholders. Under applicable Delaware law, abstentions and broker non-votes will not have the effect of votes in opposition to the election of a director, but abstentions will be treated as votes against all other proposals.

                               SECURITY OWNERSHIP

                  The following table sets forth, as of April 15, 1997 (except as otherwise indicated in footnotes 3, 4 and 5), information with respect to the beneficial ownership of the Company's Common Stock by (i) each person known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) each of the Named Executive Officers (as such term is herein defined) and (iv) all directors and executive officers of the Company as a group.

                                                                 AMOUNT AND NATURE    PERCENT OF
NAME AND ADDRESS                                                   OF BENEFICIAL      OUTSTANDING
OF BENEFICIAL OWNER(1)                                              OWNERSHIP(2)        SHARES
----------------------                                           -----------------    ------------
President and Fellows of Harvard College
  c/o Harvard Management Company, Inc.
  600 Atlantic Avenue
  Boston, MA  02210........................................         3,203,200(3)           14.2%

Terren S. Peizer
   1999 Avenue of the Stars
   Los Angeles, CA 90067...................................         1,430,000(4)            6.3%

Harvey and Phyllis Sandler
  1050 Lee Wagener Blvd.
  Suite 301
  Fort Lauderdale, FL 33315................................         1,135,116(5)            5.0%

Stephen Katz...............................................           967,614(6)            4.2%

Robert P. Dahut............................................           106,200(7)             *

William C. Zollner.........................................             2,000(8)             *

Lawrence Schoenberg........................................                    0             0

Jay Goldberg...............................................            72,000(9)             *

Michael E. McConnell.......................................          109,764(10)             *

Kyle R. Sugamele...........................................           12,564(11)             *

Douglas F. Anderson........................................           14,764(12)             *

All directors and executive officers
   as a group (9 persons)..................................        1,285,006(13)            5.5%

*   Less than 1%

(1) Pursuant to the rules of the Securities and Exchange Commission (the "SEC"), addresses are only given for holders of 5% or more of the outstanding Common Stock of the Company.

                                              (footnotes continued on next page)

(footnotes continued from previous page)

(2) Unless otherwise indicated, each person or group has sole voting and investment power with respect to such shares. For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares which such person or group has the right to acquire within 60 days of April 15, 1997. For purposes of computing the percent of outstanding shares held by each person or group named above as of a given date, any shares which such person or group has the right to so acquire are deemed to be outstanding, but are not deemed to be outstanding for the purpose of computing the percentage owned by any other person or group.

(3) Represents 3,080,000 shares as to which the President and Fellows of Harvard College have sole voting and dispositive power, 116,400 shares as to which The Harvard University Master Trust Fund has sole voting and dispositive power and 6,800 shares as to which the Harvard Charitable Remainder Trust Equity Partnership has sole voting and dispositive power. The information is based solely on a Schedule 13G as amended and filed with the SEC on February 14, 1997, by the President and Fellows of Harvard College, The Harvard University Master Trust Fund and Harvard Charitable Remainder Trust Equity Partnerships.

(4) Information based solely on a Schedule 13D dated February 5, 1993, as amended through June 27, 1994, filed with the SEC by Terren S. Peizer.

(5) Information based solely on a Schedule 13D dated March 27, 1997, filed with the SEC by Harvey and Phyllis Sandler.

(6)      Includes 422,000 shares subject to currently exercisable options.

(7) Consists of 105,000 shares subject to currently exercisable options. Mr. Dahut's employment with the Company ceased on February 20, 1997.

(8)      Mr. Zollner's employment with the Company commenced on February 19,
         1997.

(9)      Includes 72,000 shares subject to currently exercisable options.

(10)     Includes 106,764 shares subject to currently exercisable options.

(11)     Includes 12,164 shares subject to currently exercisable options.

(12)     Consists of 14,764 shares subject to currently exercisable options.

(13) Represents an aggregate of 732,692 shares subject to currently exercisable options.

                  Pursuant to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), officers, directors and holders of more than 10% of the outstanding shares of the Company's common stock are required to file periodic reports of their ownership of, and transactions involving, the Company's common stock with the SEC. The Company believes that its reporting persons complied with all Section 16 filing requirements applicable to them with respect to the Company's fiscal year ended December 31, 1996, except that Kyle
R. Sugamele, an officer of the Company, filed an Initial Statement of Beneficial Ownership of Securities on Form 3 (dated August 4, 1995) which understated Mr. Sugamele's ownership of the Company's common stock by 200 shares. Such Form 3 and Mr. Sugamele's most recent Statement of Changes in Beneficial Ownership on Form 4 (dated February 6, 1997) and Annual Statement on Form 5 (dated February 5, 1997) were amended on April 25, 1997.

                          ELECTION OF DIRECTOR; NOMINEE

                  The Company's Certificate of Incorporation provides that the number of directors constituting the Company's Board of Directors shall be not less than three nor more than fifteen, as determined by the Company's Bylaws. The Company's Bylaws provide that the number of directors shall be fixed from time to time by the Board of Directors or the Company's stockholders. The Board of Directors has fixed at four the number of directors that will constitute the Board for the ensuing year.

                  Pursuant to the Company's Certificate of Incorporation and Bylaws, the Board of Directors is divided into three classes. The term of office of Class I and II Directors expire at the Company's 1998 and 1999 Annual Meetings of Stockholders, respectively. Directors elected to succeed those whose terms expire shall be elected to a term of office expiring at the third Annual Meeting of Stockholders following their election. The current directors of the Company and their respective Classes and terms of office are as follows:

                                                         TERM
     DIRECTOR                 CLASS                   EXPIRES AT
     --------                 -----                   ----------
Stephen Katz                   III               1997 Annual Meeting
Jay Goldberg                    II               1999 Annual Meeting
Lawrence Schoenberg             II               1999 Annual Meeting
William C. Zollner              I                1998 Annual Meeting

                  Accordingly, one Class III director is to be elected at the Annual Meeting, for a term expiring at the Company's 2000 Annual Meeting of Stockholders. The Company's current Class III director, Mr. Katz, has been nominated to be reelected as the Class III director at the Annual Meeting.

                  The Board of Directors has no reason to believe that the nominee will refuse to act or be unable to accept election; however, in the event that he is unable to accept election or if any other unforeseen contingencies should arise, each proxy that does not direct otherwise will be voted for such other person as may be designated by the Board of Directors.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

                   NAME                           AGE       POSITION WITH COMPANY
                   ----                           ---       ---------------------
Stephen Katz...............................        53       Chairman of the Board of Directors and
                                                              Chief Executive Officer

William C. Zollner.........................        50       President, Chief Operating Officer and
                                                              Director
Michael E. McConnell.......................        46       Vice President and Chief Financial Officer

Kyle R. Sugamele...........................        34       Vice President, General Counsel and
                                                              Corporate Secretary
Stephen F. Elston..........................        39       Vice President, Engineering

Douglas F. Anderson........................        43       Vice President, Sales

Jay Goldberg...............................        56       Director

Lawrence Schoenberg........................        64       Director


                  Stephen Katz has been Chairman of the Board of Directors and a director of the Company since its inception and a member of the Management Committee of the predecessor partnership during the entire period of its existence. Mr. Katz was Acting Chief Executive Officer and Acting President from November 1992 until February 1994, at which time he became Chief Executive Officer. From September 1984 until September 1995, Mr. Katz was Chairman of the Board, Chief Executive Officer and until September 1993, President of Nationwide Cellular Service, Inc., which was the Company's majority stockholder until May 1992 and its largest stockholder, owning 34% of its outstanding shares, until September 1995. At that time such shares were distributed to Nationwide's stockholders, immediately prior to Nationwide's merger with MCI Communication Corp. ("MCI"). In May 1995, Mr. Katz was appointed Vice-Chairman of the Board and Chief Executive Officer of Coin Bill Validator, Inc. whose business is currency and coin authentication.

                  William C. Zollner was named President and Chief Operating Officer and a Director of the Company in February 1997. From August 1996 to January 1997, Mr. Zollner provided management consulting to software and systems companies. From July 1991 to July 1996, Mr. Zollner served as Chief Operating Officer of Serena Software International, a company specializing in systems and application change management and productivity products. Mr. Zollner served eight years with Sterling Software, Inc., a company specializing in software applications serving several markets. While with Sterling, he served as Senior Vice President of its Systems Software Marketing Division, and President of its International Division.

                  Jay Goldberg has served as Director of the Company since August 1991. He is currently Chairman and CEO of Opcenter, LLC, as well as Lexstra International, a UK-based firm. Mr. Goldberg is also a director of Coin Bill Validator Inc. Mr. Goldberg was Chairman of the Board since November 1990 and President and Chief Executive Officer from August 1990 until January 1994, of Image Business Systems, Inc., a software company previously engaged in work flow and image processing, inactive since August 1994. In June of 1989, Mr. Goldberg formed Zeitech, Inc., a computer software firm for which he served as Chairman of the Board until the company was sold to Career Horizons in January 1996. From May 1986 until February 1990, Mr. Goldberg was Chief Executive Officer of Money Management Systems, Inc., a company also engaged in the computer software business which was sold to SunGuard Data Systems, Inc. in 1989.

                  Lawrence Schoenberg joined the Company as a Director in September 1996. Mr. Schoenberg founded ABS Computers, Inc. in 1967 and served as CEO until 1991. The company was sold to NYNEX in 1988. The micro-computer segment subsequently became a part of Merisel, Inc. Mr. Schoenberg also serves as a Director of Government Technology Services, Inc. (since December 1991), Merisel, Inc. (since November 1989), SunGuard Data Services, Inc. (since October
1991), and Penn America Group, Inc. (since January 1994). Former directorships include Systems Center, Inc., which was sold to Sterling Software, Inc., SoftSwitch, Inc., which was sold to Lotus/IBM Corp., Forecross Corporation (from 1993 to June 1996), and Image Business Systems, Inc. (from January 1993 to August 1994).

                  Michael E. McConnell has been Vice President and Chief Financial Officer of the Company since January 1992. Prior to joining the Company, from April 1991 to December 1991, Mr. McConnell engaged in personal investments. From 1986 to March 1991, Mr. McConnell was the Chief Financial Officer of Delphi Information Systems, Inc., a public company engaged in the development of software systems for the insurance field. Mr. McConnell is a certified public accountant.

                  Kyle R. Sugamele joined the Company in June 1995 as Vice President and General Counsel, and was named Corporate Secretary in June 1996. Prior to joining the Company, Mr. Sugamele was associated with the law firm of Mundt, MacGregor, Happel, Falconer, Zulauf & Hall in Seattle. His practice has involved a wide range of commercial, corporate, banking and general business matters, with particular emphasis in the protection and licensing of intellectual property and trade secrets, commercial finance, and business transactions.

                  Stephen F. Elston, Ph.D., joined the Company in July 1996 as Vice President of Engineering. From January 1993 until joining the Company, he held several positions with

MathSoft, Inc., a software development company. From July 1995 to June 1996, as Senior Director of Product Development in their Data Analysis Products Division, he managed development and releases for two software product lines. From January 1995 to July 1995, he was Acting Director of Product Development. He was also Acting Product Manager from January 1985 to September 1995, and Director of Research from January 1993 to December 1995, in MathSoft's StatSci Division. From June 1990 to January 1993, Mr. Elston was a Research Geophysicist with Mobil Research and Development Company. Prior to 1990, for more than five years, Mr. Elston was also involved with the development of packet switched TDMA and CDMA mobile radio systems with BDM Corporation.

                  Douglas F. Anderson has been with the Company since July 1, 1994 and was named Vice President, Sales on August 1, 1984. From 1991 to July 1994, Mr. Anderson has been Director of North American Operations of Saros Corporation, a company engaged in the business of developing systems software. For five years prior thereto Mr. Anderson had been Director of North American Sales for Lotus Development Corporation.

                  The Company's officers are elected annually and serve at the discretion of the Board of Directors for one year subject to any rights provided by the employment agreements described below under "Executive Compensation - Employment Agreements."

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

                  During the year ended December 31, 1996, the Board of Directors held six meetings and took certain actions on two other occasions by written consent. During 1996, no director attended fewer than 75 percent of the aggregate of (i) the number of meetings of the Board of Directors held during the period he served on the Board, and (ii) the number of meetings of committees of the Board of Directors held during the period he served on such committees.

                  The Compensation and Stock Option Committee, composed of Messrs. Goldberg and Schoenberg, has authority over officer compensation and the administration of the Company's stock option plans. The Committee met two times in 1996. The Audit Committee, which met once in 1996, has various functions including oversight and review of accounting matters. The Audit Committee is composed of Messrs. Goldberg and Schoenberg.

DIRECTORS' COMPENSATION

                  Each director who is not an officer or employee of the Company receives $1,000 per Board meeting attended and $500 per Committee meeting attended and is reimbursed for his out-of-pocket expenses incurred in connection with attendance at meetings or other Company business.

                  In December 1993 the Board of Directors adopted the 1993 Non-Employee Director Stock Option Plan ("Director Plan") pursuant to which each person who is not a salaried employee of the Company who first becomes a director after December 29, 1993 shall be granted on the date he first becomes a director an option to purchase 20,000 shares of Common Stock and on January 2 of each year beginning with January 2, 1994, each person who is not a salaried employee of the Company and is then a director shall be granted an option to purchase an additional 12,000 shares of Common Stock. The exercise price of each share of Common Stock under any option granted under the Director Plan shall be equal to the fair market value of a share of Common Stock on the date the option is granted.

                             EXECUTIVE COMPENSATION

                  The following table sets forth information concerning annual and long-term compensation, paid or accrued, for the Chief Executive Officer and the four other most highly compensated executive officers of the Company including the Company's prior President and Chief Operating Officer (the "Named Executive Officers") for services in all capacities to the Company during the last three fiscal years.

                         SUMMARY COMPENSATION TABLE (1)

                                                                                           Long-Term
                                                Annual Compensation                      Compensation
                                --------------------------------------------------       ------------
                                                                                             Awards
                                                                                             ------
                                                                            Other
Name and                                                                    Annual         Securities
Principal                                                                   Compen-        Underlying          All Other
Position                        Year         Salary          Bonus          sation          Options         Compensation(2)
--------                        ----         ------          -----          ------         ---------        ---------------
Stephen Katz                  1996          $         0        $100,000    $         0             0                 0
  Chairman of the Board of    1995                    0               0              0             0                 0
   Directors and Chief        1994                    0         100,000              0       212,000                 0
   Executive Officer

Robert P. Dahut               1996              150,000               0              0             0            15,699
  President and               1995              150,000               0              0             0            16,392
  Chief Operating Officer     1994              132,403         110,000      76,267(3)       600,000            13,343

Michael E. McConnell          1996              122,500          25,000              0        30,000             5,524
  Vice President              1995              115,500               0              0         3,820             6,160
   and Chief Financial        1994              110,000          55,000              0        40,000             4,094
   Officer

Douglas F. Anderson           1996              125,000          50,000              0        50,000             4,183
  Vice President, Sales (4)   1995              115,000               0              0         3,820             1,150
                              1994               52,340(4)       56,338              0        70,000               N/A

Kyle R. Sugamele              1996               95,000          15,000              0        25,000             2,545
   Vice President,            1995               37,832(5)            0              0        60,820                 0
   General Counsel and        1994                  N/A             N/A            N/A           N/A               N/A
   Corporate Secretary

--------------------------------

(1) None of the Named Executive Officers received any Restricted Stock Awards or LTIP Payouts in 1994, 1995 or 1996.

(2) Represents contributions by the Company to the Named Executive Officers' accounts under a 401(k) plan and includes for Mr. Dahut life insurance premiums paid by the Company on his behalf in the amount of $2,075 in 1996, $2,075 in 1995 and $1,556 in 1994 and automobile allowances given him in the amount of $8,619 in 1996, $8,157 in 1995 and $6,454 in 1994.

(3) On January 31, 1994, Mr. Dahut joined the Company as President and Chief Operating Officer. In connection with his employment, the Company made payments to Mr. Dahut or on his behalf related to his relocation, which were deemed to be compensation in the amount of $44,959 and for the payment of related taxes in the amount of $31,308. In addition, the Company made payments to Mr. Dahut or on his behalf related to his relocation which were not deemed to be compensation in the amount of $20,123. Other than Mr. Dahut, none of the Named Executive Officers received perquisites or other personal benefits in excess of the lesser of $50,000 or 10% of the total of his salary and bonus for 1994, 1995 or 1996 as reported in the above table. Mr. Dahut ceased to be employed by the Company on February 20, 1997.

(4) Represents compensation paid to Mr. Anderson from July 1, 1994 when he became employed by the Company. Such compensation includes salary of $52,340 and performance incentives of $56,338 which, effective December 31, 1994, were discontinued.

(5) Represents compensation paid to Mr. Sugamele from July 28, 1995, when he became employed by the Company.

STOCK OPTIONS

                  The following table sets forth information as to all grants of stock options to the Named Executive Officers during 1996.

                            OPTION GRANTS IN 1996(1)

                                                                                               Potential Realizable
                                                                                                 Value at Assumed
                                                                                                  Annual Rates of
                                                                                                    Stock Price
                                                                                                 Appreciation for
                                                Individual Grants                                 Option Term (3)
                          -----------------------------------------------------------         ------------------------
                           Number of      % of Total
                          Securities        Options
                          Underlying      Granted to
                            Options        Employees        Exercise       Expiration
          Name            Granted(2)        in 1996          Price            Date            At 5%             At 10%
          ----            ----------        -------          -----            ----            -----             ------
Stephen Katz                     0                0%        $     0               -         $      0             $   0
Robert P. Dahut                  0                0               0               -                0                 0
Michael E. McConnell        30,000          15.2672          17.875          6/20/06         337,245                854,644
Douglas F. Anderson         50,000          25.4453          17.875          6/20/06         562,075              1,424,407
Kyle R. Sugamele            25,000          12.7226          17.875          6/20/06         281,037                712,204

--------------------------------------

(1) No stock appreciation rights ("SARs") were granted to any of the Named Executive Officers during 1996.

(2) The options become exercisable in cumulative annual installments of 20% per year on each of the first five anniversaries of the grant date. The options are exercisable over a ten-year period.

(3) The dollar amounts set forth under these columns are the result of calculations at the 5% and 10% rates established by the SEC and are not intended to forecast future appreciation of the Company's stock price. The Company did not use an alternative formula for a grant date valuation as it is unaware of any formula which would determine with reasonable accuracy a present value based upon future unknown factors. In order to realize the potential values set forth under the columns headed "At 5%" and "At 10%", the price per share of the Company's Common Stock at the end of the ten-year option term would be $29.12 and $46.36, respectively.

                  The following table sets forth information with respect to the exercise of stock options during 1996 by the Named Executive Officers and unexercised options held by them on December 31, 1996.

                       AGGREGATED OPTION EXERCISES IN 1996
                     AND DECEMBER 31, 1996 OPTION VALUES(1)

                                                                            Number of
                                                                            Securities                    Value of
                                                                            Underlying                   Unexercised
                                                                           Unexercised                  In-the-Money
                                                                            Options at                   Options at
                                    Shares                              December 31, 1996             December 31, 1996
                                   Acquired            Value               Exercisable/                 Exercisable/
Name                              on Exercise         Realized            Unexercisable               Unexercisable(2)
----                              -----------         --------            -------------               ----------------
Stephen Katz                        130,000          $1,763,125          422,000/280,000           $6,121,000/$3,680,000
Robert Dahut                        150,000           1,406,250           30,000/360,000               408,750/4,905,000
Michael E. McConnell                 60,000             746,250          106,764/125,056             1,283,170/1,962,306
Douglas F. Anderson                  14,000             112,250            14,764/95,056                 194,233/683,181
Kyle R. Sugamele                          0                   0            12,164/73,656                  90,808/410,106

-----------------

(1) There were no SAR exercises during 1995 and no SARs were outstanding at December 31, 1996.

(2) The closing price for the Company's Common Stock as reported on the NASDAQ National Market on December 31, 1996 was $19.75 per share. Value is calculated by multiplying (a) the difference between $19.75 and the option exercise price by (b) the number of shares of Common Stock underlying the option.

EMPLOYMENT AGREEMENTS

                  Effective January 31, 1994, the Company entered into an employment agreement with Robert P. Dahut to serve as President and Chief Operating Officer of the Company. The agreement expired on December 31, 1996, and Mr. Dahut's employment with the Company ceased on February 19, 1997. Mr. Dahut's annual base salary was $150,000. Under the terms of the agreement, Mr. Dahut was entitled to the use of an automobile to be provided by the Company, a $500,000 term life insurance policy and an accidental death and travel insurance policy.

                  Effective January 1, 1993, the Company entered into an employment agreement with Michael E. McConnell to serve as Vice President and Chief Financial Officer of the

Company. The agreement expires on December 31, 1997. Mr. McConnell's annual base salary is currently $122,500 and he is further eligible to receive, at the discretion of the Company, an annual bonus in an aggregate amount of up to fifty percent (50%) of his annual base salary based upon the Company meeting certain operating goals and objectives, including financial performance, as established from time to time by the Company. In the event of a "Change of Control" of the Company, Mr. McConnell will be entitled to a lump sum severance payment equal to the sum of (i) his annual base salary and highest annual bonus paid during the term of the agreement and (ii) the sum of his unpaid base salary through the date of termination and a pro rata portion of the highest annual bonus awarded him during the term of the employment agreement. A "Change in Control" is deemed to occur upon (i) the acquisition of 20% or more of the outstanding Common Stock or voting power of the Company (by other than Mr. McConnell or a Company employee benefit plan or pursuant to a purchase directly from the Company), (ii) the Incumbent Directors, as defined, becoming less than a majority of the Board of Directors, or (iii) a reorganization, merger, consolidation, liquidation or dissolution of the Company or a sale of substantially all of its assets unless, among other things, at least 60% of the shares of the successor in said reorganization, merger or consolidation or transferee of such assets are owned by the owners of the Company's Common Stock prior to such transaction.

                  Effective June 29, 1995, the Company entered into an employment agreement with Kyle R. Sugamele to serve as Vice President and General Counsel of the Company. The agreement expires on June 29, 1997, subject to a month-to-month continuation provision as set forth in the agreement. Mr. Sugamele's annual base salary is currently $95,000 and he is further eligible to receive an annual bonus in an aggregate amount of up to fifty percent (50%) of his annual base salary in accordance with the terms of the Company's Management Incentive Plan. In the event of a "Change Of Control" of the Company (or in the event of a termination by the Company "Without Cause", or by Mr. Sugamele for "Good Reason", as such terms are defined in the agreement), then: (A) the Company shall make a lump sum payment equal to a multiple of the highest annual compensation received by Mr. Sugamele from the Company during any of the most recent two years ending on or prior to the date on which the termination occurs, which multiple shall be equal to one times such highest compensation if termination occurs during the first year of his aggregate employment with the Company, one and one-half times such highest compensation if termination occurs during the second year of his aggregate employment with the Company, two times such highest compensation if termination occurs during the third year of his aggregate employment with the Company, and two and 99/100ths times such highest compensation if termination occurs at any time after the third year of his aggregate employment with the Company; (B) all stock options granted to Mr. Sugamele shall become fully vested and exercisable at his election; and (C) all employee benefit plans, practices, policies, and programs applicable to Mr. Sugamele hereunder and in existence prior to termination (or, if applicable, prior to the Change of Control) shall continue for an additional one year after termination (or, if applicable, after the Change of Control). A "Change in Control" shall mean and be deemed to exist if any of the following events occur:
(A) the approval by the Company's shareholders of any merger, consolidation, or business combination involving the Company in which the Company is not the surviving corporation or pursuant to which shares of the Company's existing voting common stock would be converted into cash, securities, or other property;
(B) the approval by the Company's shareholders of any sale, lease, exchange, or other transfer of all, or substantially all, of the assets of the Company; (C) the approval by the shareholders of the Company of any plan or proposal for liquidation or dissolution of the Company; (D) any person, as defined in the agreement, shall become the beneficial owner of 20% or more of the Company's then-outstanding voting common stock or then-outstanding voting securities of the Company entitled to vote generally in the election of directors; (E) individuals who, as of June 29, 1995, constituted the entire Board of Directors shall cease for any reason to constitute a majority thereof subject to certain terms set forth in the agreement, or (F) any change "in the ownership or effective control" or "in the ownership of a substantial portion of the assets" of the Company, as defined in the agreement.

CERTAIN TRANSACTIONS

                  The Company did not engage in related transactions in its 1996 fiscal year.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

                  During the fiscal year ended December 31, 1996, the Compensation and Stock Option Committee of the Board of Directors of the Company (the "Committee") consisted of Jay Goldberg (all year), Lawrence Howard (until his resignation in July 1996) and Lawrence Schoenfeld (from September, 1996).

                  Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the performance graph on page 19 shall not be incorporated by reference to any such filings.

COMPENSATION AND STOCK OPTION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

                  The Committee is currently comprised of Messrs. Jay Goldberg and Lawrence Schoenberg, both outside directors of the Company. The Committee approves all decisions relating to the compensation of the executive officers of the Company.

                  It is the philosophy of the Committee that compensation of executive officers should be closely aligned with the financial performance of the Company. Therefore, benefits are provided to management through stock option incentives and bonuses which are generally consistent with the goal of closely coordinating the rewards to management with the maximization of stockholder return. In reviewing Company performance, consideration is given to sales and earnings and an evaluation is made of strategic planning and the Company's progress in that regard. Also taken into consideration are external economic factors that affect results of operations. An attempt is also made to maintain compensation within the market range. Although review of individual performance is primarily tied to the performance of the Company, it is also, to a lesser extent, subjective.

                  In evaluating the compensation of the chief executive officer, the Committee examined the same factors that it examined with respect to the other executive officers.

                  During its fiscal year ended December 31, 1996, the Company granted a bonus to Stephen Katz (who does not receive an annual salary), and bonuses and stock options to its executive officers (other than its President), in consideration of their ongoing efforts during fiscal years 1995 and 1996 which led to the execution of significant letters of intent and contracts that enhanced the Company's strategic market position and that are expected to generate revenues for the Company in 1997 and beyond.

EXECUTIVE PAY DEDUCTION LIMITATION

                  The Committee has not yet developed a policy with respect to amending pay policies or asking stockholders to vote on "pay for performance" plans in order to qualify compensation in excess of $1 million a year which might be paid to the five highest paid executives for federal tax deductibility. The Committee intends to continue to monitor this matter and will balance the interests of the Company in maintaining flexible incentive plans against the possible loss of a tax deduction should taxable compensation for any of the five highest-paid executives exceed $1 million in future years.

                  The foregoing report is approved by all members of the Committee.

                                         Compensation and Stock Option Committee

                                         Jay Goldberg
                                         Lawrence Schoenberg

PERFORMANCE GRAPH

                  Set forth below is a graph comparing the yearly change in the cumulative stockholder return on the Company's Common Stock since December 31, 1991, with the NASDAQ Stock Market Index (U.S.) And the NASDAQ Computer & Data Processing Index. The graph assumes that $100 was invested on December 31, 1991 in the Company's Common Stock and each of the indices and that all dividends on the stocks included in the NASDAQ indices were reinvested. No cash dividends were paid on the Company's Common Stock. The stockholder return shown on the graph below is not necessarily indicative of future performance.

                      Comparison of Cumulative Total Return




                                  12/31/91        12/31/92         12/31/93       12/31/94       12/31/95        12/31/96
Cellular Technical
Services Company, Inc. (1)         100.00           87.3             384.3          439.3          698.0          1,239.2

NASDAQ Stock Market
Index (U.S.)                       100.00          116.4             133.6          130.6          184.7            227.2

NASDAQ Computer &
Data Processing Index              100.00          107.6             113.9          138.2          210.5            260.0

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

                  The firm of Ernst & Young, LLP, independent public accountants, served as the Company's independent public accountants for the year ended December 31, 1996. One or more representatives of that firm are expected to be present at the Annual Meeting to respond to appropriate questions from stockholders and to make a statement if they desire to do so.

                                 OTHER BUSINESS

                  The Board knows of no other business to be brought before the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote proxies as in their discretion they may deem appropriate, unless they are directed by a proxy to do otherwise.

                  INFORMATION CONCERNING STOCKHOLDER PROPOSALS

                  Stockholder proposals intended for inclusion in the proxy statement for the Company's 1998 Annual Meeting of Stockholders must be received by the Company's General Counsel no later than January 7, 1998.

                               FORM 10-K EXHIBITS

                  The Company will furnish, upon payment of a reasonable fee to cover reproduction and mailing expenses, a copy of any exhibit to the Company's Annual Report on Form 10-K requested by any person solicited hereunder.

                                          By Order Of The Board of Directors

                                          Kyle R. Sugamele
                                          Vice President and Corporate Secretary

Seattle, Washington
June 6, 1997

                           APPENDIX 1 -- PROXY CARD

                    CELLULAR TECHNICAL SERVICES COMPANY, INC.
                               2401 FOURTH AVENUE
                                    SUITE 808
                            SEATTLE, WASHINGTON 98121

                         THIS PROXY IS SOLICITED BY THE
                        COMPANY'S BOARD OF DIRECTORS FOR
                       THE ANNUAL MEETING OF STOCKHOLDERS
                       TO BE HELD ON TUESDAY, JULY 8, 1997

                  The undersigned holder of Common Stock of Cellular Technical Services Company, Inc., a Delaware corporation (the "Company"), hereby appoints Stephen Katz and William C. Zollner, and each of them, as proxies for the undersigned, each with full power of substitution, for and in the name of the undersigned to act for the undersigned and to vote, as designated below, all of the shares of stock of the Company that the undersigned is entitled to vote at the 1997 Annual Meeting of Stockholders of the Company, to be held on Tuesday, July 8, 1997, at 10:00 a.m., local time, at the Garden City Hotel, 45 Seventh Street, Garden City, New York 11530 and at any adjournments or postponements thereof.

                  The Board of Directors unanimously recommends a vote FOR the election of the nominee for election as a Class III director listed below.

(1)      Election of Stephen Katz, as a Class III director.

         [ ]      VOTE FOR nominee as listed above.

                  --------------------------------------------------------------

         [ ]      VOTE WITHHELD from the above-referenced nominee.

(2) Upon such other matters as may properly come before the Annual Meeting and any adjournments thereof. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

                               (see reverse side)

                  THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE CLASS III DIRECTOR NOMINEE LISTED ABOVE.

                  The undersigned hereby acknowledges receipt of (i) the Notice of Annual Meeting, (ii) the Proxy Statement and (iii) the Company's 1996 Annual Report.

                        Dated ______________, 1997

                        ---------------------------------------
                                          (Signature)

                        ---------------------------------------
                                 (Signature if held jointly)

                        IMPORTANT: Please sign exactly as your name appears hereon and mail it promptly even though you now plan to attend the meeting. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                      PLEASE MARK, SIGN AND DATE THIS PROXY
              CARD AND PROMPTLY RETURN IT IN THE ENVELOPE PROVIDED. NO POSTAGE NECESSARY IF MAILED IN THE UNITED STATES.